UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 4, 2007
Avanir Pharmaceuticals
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Enterprise, Suite 300, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 389-6700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 4, 2007, the Board of Directors (the “Board”) of Avanir Pharmaceuticals (the “Company”) met and took certain actions. The following disclosure relates to actions taken on that date by the Board.
     The Compensation Committee of the Board recommended, and the independent members of the Board approved (i) increases in the base salaries for those officers identified below, and (ii) the payment of annual cash bonus awards for fiscal 2007 for the same officers. No other salary increases or bonus awards were made to executive officers. Changes in base salary represent a 4.5% increase from prior levels and are effective as of October 1, 2007, which is the start of the current fiscal year. Bonuses were awarded based on individual and overall Company performance in fiscal 2007.

Name	Title	New Salary	Bonus Payment
Keith A. Katkin	President & Chief Executive Officer	$339,625	$150,000
Randall E. Kaye, M.D.	Senior Vice President & Chief Medical Officer	$313,500	$120,000
     The Compensation Committee also recommended, and the independent members of the Board approved, a grant of 107,143 restricted stock units to Dr. Kaye (the “RSUs”). The RSUs were granted under the Company’s 2005 Equity Incentive Plan, with each RSU representing the right to acquire one share of Company common stock upon vesting and with the RSUs to vest with respect to one-half of the underlying shares on the third anniversary of the grant date and with respect to the remaining shares on the earlier of the third anniversary of the grant date or acceptance by the FDA of the Company’s new drug application for Zenvia for IEED/PBA, including confirmatory Phase III clinical data.
     Also on December 4, 2007, Mr. Katkin executed a bonus agreement with the Company (the “Bonus Agreement”). The Bonus Agreement, which has an effective date as of September 10, 2007, provides that Mr. Katkin will be eligible to receive a cash bonus in the amount of $153,392, payable only if the FDA approves Zenvia for the treatment of PBA/IEED. The Bonus Agreement is filed herewith as Exhibit 10.1.
     The Compensation Committee also recommended, and independent members of the Board approved, matching 50% of employee contributions to the Company’s 401(k) Plan for 2007, up to a maximum of 4% of employee compensation. The Company estimates that the aggregate cost of the matching contributions will be approximately $50,000.
     Additionally, the Compensation Committee approved minor changes to the Company’s standard form of Change of Control Agreement. The changes were made to conform certain aspects of the agreement with recent regulations issued under Section 409A of the Internal Revenue Code (the “Code”), as well as to provide a benefit cutback in certain circumstances relating to the potential imposition of an excise tax under Section 280G of the Code. The amended form of Change of Control Agreement, which will be entered into with the Company’s executive officers and key employees going forward, is filed herewith as Exhibit 10.2.
Item 8.01. Other Events.
     On December 4, 2007, the Compensation Committee recommended, and the Board approved, an increase in the number of shares reserved for issuance under the Company’s 2005 Equity Incentive Plan (the “Plan”) pursuant to the Plan’s “evergreen” provision. Under the Plan, the Board approved an increase of 325,000 shares for fiscal 2008.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Bonus Agreement, dated September 10, 2007, between the Company and Mr. Katkin
10.2	Form of Change of Control Agreement
* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 10, 2007	Avanir Pharmaceuticals
	By:	/s/ Keith A. Katkin
Keith A. Katkin
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Bonus Agreement, dated September 10, 2007, between the Company and Mr. Katkin
10.2	Form of Change of Control Agreement